Exhibit 99.3

EASTERN INSURANCE HOLDINGS, INC.

2008 AGENCY STOCK PURCHASE PLAN

ENROLLMENT FORM

Use this form to enroll in the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan.

IF NOT TYPING, PLEASE PRINT CLEARLY USING A PEN

Participant’s Name:	Taxpayer Identification Number (TIN):

Agency Name:	Employer Identification Number (EIN):

Street Address:

City:	Phone Number:

State, ZIP Code:	Fax Number:

Phone Number:	E-Mail:

ACKNOWLEDGMENT AND ENROLLMENT AUTHORIZATION

I,                    , hereby certify that I am authorized by                     (the “Agency”) to enroll in the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan (“ASPP”).

I acknowledge and understand that this Enrollment Form entitles me to subscribe to purchase shares of the common stock of Eastern Insurance Holdings, Inc. (“EIHI”) pursuant to the terms of the ASPP, and I will submit an ASPP Subscription Form in accordance with the terms of the ASPP in order to purchase shares of EIHI common stock available under the ASPP.

I further acknowledge that my enrollment in the ASPP does not create a contractual relationship of any kind between the Agency and EIHI other than for purposes of participation in the ASPP.

Signature:                      Date:

Please return or fax your completed Enrollment Form to:

EIHI Representative:	Kevin M. Shook
Fax Number:	(717) 396-7095
E-mail:	kshook@eains.com
Address:	Eastern Insurance Holdings, Inc.
Attn: Kevin M. Shook
25 Race Avenue
Lancaster, PA 17603-3179